Exhibit 99.1
From: Bennett, Frank
Sent: Friday, July 07, 2006
To: Jundt Marcus; Quinn Williams
Subject: Resignation from Kona Grill’s Board
Marcus,
I hereby resign from the Board of Directors of Kona Grill, Inc. effective today. I also resign my position as Chair of the Audit Committee effective today.
I wish you all the success in the world as CEO of Kona, but respectfully disagree with the board governance process that produced your election.
Sincerely,
Frank B. Bennett
Artesian Capital

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